Exhibit 1.1

HONEYWELL INTERNATIONAL INC.

Underwriting Agreement

                                                              March 9, 2006

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

UBS Securities LLC
677 Washington Blvd
Stamford, CT 06901

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

Ladies and Gentlemen:

                   Honeywell International Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300 million principal amount of its Floating Rate Notes due 2009 (the “2009 Notes”), $400 million principal amount of its 5.40% Notes due 2016 (the “2016 Notes”) and $550 million principal amount of its 5.70% Notes due 2036 (the “2036 Notes”) having the terms as set forth in Schedule 2 hereto (collectively, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of October 1, 1985 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated February 1, 1991 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of November 1, 1997 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture to be dated March 14, 2006 (the “Third Supplemental Indenture”, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) between the Company and The Chase Manhattan Bank, as trustee (the “Trustee”).

          1.     Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), two registration statements on Form S-3 (File Nos.

333-86874 and 333-45466), including a prospectus (the “Base Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary Prospectus Supplement specifically relating to the Securities together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Rule 430B, as applicable.

          At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company will have prepared certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 hereto.

          2.      Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.75% of the principal amount thereof for the 2009 Notes, (ii) 99.321% of the principal amount thereof for the 2016 Notes and (iii) 98.754% of the principal amount thereof for the 2036 Notes, plus, in each case accrued interest, if any, from March 14, 2006 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

          (b)     Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on March 14, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

          (c)     Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of three or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

          (d)     The Company acknowledges and agrees that the Underwriters named in this Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named herein of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.       Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that:

          (a)     Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act, no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter as described on Schedule 6 hereto, furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

          (b)     Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

          (c)     Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 3 hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

          (d)     Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

          (e)     No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its significant subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

          (f)     Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its significant subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

          (g)     Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

          (h)     Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

          (i)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          4.       Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

          (a)     Filings with the Commission. The Company has filed the Preliminary Prospectus, in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act prior to the Time of Sale. The Company will file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

          (b)     Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement or Issuer Free Writing Prospectus to which the Representatives reasonably object.

          (c)     Notice to Representatives. The Company promptly will advise the Representatives

          (i)     if applicable, when any amendment to the Registration Statement relating to the Securities shall have become effective;

          (ii)    when any supplement to the Free Writing Prospectus has been filed;

          (iii)   of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information;

          (iv)   of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

          (v)    of the receipt by the Company of any notification with respect to the suspension or the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; and

          (vi)      of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

          (d)      Ongoing Compliance. If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will

(i) advise the Representatives and confirm such advice in writing;

          (ii)      prepare and file with the Commission, subject to the first sentence of paragraph (b) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and

(iii) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) of section 4 above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale

Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

          (e)     Earnings Statement. The Company will make generally available to its securities holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

           (f)     Delivery of Copies. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, during the Prospectus Delivery Period, as many copies of any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (if applicable), and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

          (g)     Blue Sky Compliance. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

          (h)     Clear Market. Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or warrants covered by the Registration Statement or any other registration statement filed under the Securities Act.

          (i)     Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act other than an Underwriter Free Writing Prospectus (as defined below).

          5.      Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

          (a)     It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 hereto or prepared pursuant to Section 3(c) or Section 4(b) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

          (b)     It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

          (c)     It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule 4 hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

          (d)     It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

          6.      Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

          (a)     Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of this Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of this Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

          (b)     Opinion of Counsel. The Company shall have furnished to the Representatives the opinion of its General Counsel, or of Gail E. Lehman, Esq.,

Assistant General Counsel Securities and Finance of the Company, or such other counsel to the Company reasonably acceptable to the Representatives, dated the Closing Date, to the effect that:

          (i)     each of the Company and each significant subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business where failure to do so would have a Material Adverse Effect;

          (ii)     all the outstanding shares of capital stock of each significant subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Prospectus and the Time of Sale Information, all outstanding shares of capital stock of the significant subsidiaries (except for directors’ qualifying shares) are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii)     the Company’s authorized equity capitalization is as set forth in the Registration Statement, the Prospectus and the Time of Sale Information; the Securities conform to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information;

          (iv)     the Indenture has been duly authorized, executed and delivered; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and general principles of equity from time to time in effect; and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

          (v)     to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, or to be filed as an exhibit, which is not described or filed as required with the Registration Statement, the Prospectus and the Time of Sale Information; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company and its subsidiaries fairly summarize in all material respects, the matters therein described;

(vi) this agreement has been duly authorized, executed and delivered by the Company;

          (vii)     no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

          (viii)     neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its significant subsidiaries is a party or bound, or any order, rule or regulation known to me of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its significant subsidiaries; and

(ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdictions other than the States of Delaware and New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (c)     Opinion of Outside Counsel for the Company. Kutak Rock LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

          (i)     the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus and any amendments or supplements thereto (other than the financial statements and related schedules therein and other financial and statistical data contained therein and that part of the Registration Statement that constitutes the Statement or Eligibility of the Trustee on Form T-1 under the Trust Indenture Act as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Securities Act; the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, appeared on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act; and the Indenture appeared on their face to be appropriately responsive in all material respects with the requirements of the Trust Indenture Act.

          (ii)     the Registration Statement and any amendments thereto have become effective under the Securities Act; the Prospectus has been filed in the manner and within the time period required by Rule 424; the Issuer Free Writing Prospectus has been filed in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein and that part of the Registration Statement that constitutes the Statement or Eligibility of the Trustee on Form T-1 under the Trust Indenture Act as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the respective rules thereunder; and nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the Effective Time (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the Effective Time), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein and that part of the Registration Statement that constitutes the Statement or Eligibility of the Trustee on Form T-1 under the Trust Indenture Act as to which such counsel need express no belief).

                    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdictions other than the States of Delaware and New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (d)     Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (e)     Officer’s Certificate. The Company shall have furnished to the Representatives a certificate of the Company signed by the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

          (i)     the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii)     no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

          (iii)     since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its significant subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (f)     Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the

Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

          (g)     No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been

(i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or

          (ii)     any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its significant subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

          (h)     No Downgrade. Subsequent to the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i)     Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7.     Indemnification and Contribution.

          (a)     Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus, or in any amendment thereof or supplement thereto, any Time of Sale Information or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

          (b)     Indemnification of the Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements as described in Schedule 6 hereto constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c)     Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of such action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless

          (i)     the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action);

          (ii)    the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

          (iii)   the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d)     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          8.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of and payment for the Securities if prior to such time

         (i)     trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange;

(ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or

         (iii)   there shall have occurred any outbreak or material escalation of major hostilities in which the United States is involved, or a declaration of war by the Congress of the United States, or other substantial national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Prospectus and the Time of Sale Information.

          9.     Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting

Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in this Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

          (b)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

          (c)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

          (d)     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

          10.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

          (b)     If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

          11.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

          12.     Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

          13.     Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

          14.     Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

          (b)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at the address set forth in this Agreement. Notices to the Company shall be given to it at Honeywell International Inc., 101 Columbia Road, P.O. Box 4000, Morris Township, New Jersey 07962, (fax: 973-455-5189); Attention: Treasurer.

          (c)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d)     Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          (e)     Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HONEYWELL INTERNATIONAL INC.

			By	/s/ John J. Tus

Title: Vice President and Treasurer

Accepted: March 9, 2006

DEUTSCHE BANK SECURITIES INC.
J.P.MORGAN SECURITIES INC.
UBS SECURITIES LLC
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

DEUTSCHE BANK SECURITIES INC.

By	/s/	Scott Flieger

Authorized Signatory
Scott Flieger, Managing Director

By	/s/	Ritu Kettor

Authorized Signatory
Ritu Kettor, Director

J.P.MORGAN SECURITIES INC.

By	/s/	Maria Sramek

Authorized Signatory
Maria Sramek, Vice President

UBS SECURITIES LLC

By	/s/	Christian Stewart

Authorized Signatory
Christian Stewart, Managing Director

By	/s/	Jordan Matusow

Authorized Signatory
Jordan Matusow, Associate Director

Schedule 1

Floating Rate Notes due 2009

Underwriter	Principal Amount

Deutsche Bank Securities Inc.	$60,000,000
J.P. Morgan Securities Inc.	$60,000,000
UBS Securities LLC	$60,000,000
Bank of America Securities LLC	$30,000,000
Barclays Capital Inc.	$30,000,000
Citigroup Global Markets Inc.	$30,000,000
ABN AMRO Bank N.B.	$6,000,000
Bank of Tokyo-Mitsubishi, Ltd.	$6,000,000
BNP Paribas Securities Corp.	$6,000,000
RBS Greenwich Capital Markets, Inc.	$6,000,000
Wachovia Securities, LLC	$6,000,000

Total	$300,000,000

5.40% Notes due 2016

Underwriter	Principal Amount

Deutsche Bank Securities Inc.	$80,000,000
J.P. Morgan Securities Inc.	$80,000,000
UBS Securities LLC	$80,000,000
Bank of America Securities LLC	$40,000,000
Barclays Capital Inc.	$40,000,000
Citigroup Global Markets Inc.	$40,000,000
ABN AMRO Bank N.B.	$8,000,000
Bank of Tokyo-Mitsubishi, Ltd.	$8,000,000
BNP Paribas Securities Corp.	$8,000,000
RBS Greenwich Capital Markets, Inc.	$8,000,000
Wachovia Securities, LLC	$8,000,000

Total	$400,000,000

5.70% Notes due 2036

Underwriter	Principal Amount

Deutsche Bank Securities Inc.	$110,000,000
J.P. Morgan Securities Inc.	$110,000,000
UBS Securities LLC	$110,000,000
Bank of America Securities LLC	$55,000,000
Barclays Capital Inc.	$55,000,000

Citigroup Global Markets Inc.	$55,000,000
ABN AMRO Bank N.B.	$11,000,000
Bank of Tokyo-Mitsubishi, Ltd.	$11,000,000
BNP Paribas Securities Corp.	$11,000,000
RBS Greenwich Capital Markets, Inc.	$11,000,000
Wachovia Securities, LLC	$11,000,000

Total	$550,000,000

Schedule 2

Representatives and Addresses for Notices:

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Attention: Scott Flieger Fax: 212 797-2202 Phone: 212 250-7080

J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017 Fax: 212 834-6081 Phone: 212 834-4533 Attention: Investment Grade Syndicate Desk - 8th Floor

UBS Securities LLC 677 Washington Blvd Stamford, CT 06901 Fax: 203 719-0495 Phone: 203 719-1088 Attention: Fixed Income Syndicate

Certain Terms of the Securities:

Title of Securities: Floating Rate Senior Notes due 2009

Aggregate Principal Amount of Securities: $300 million

Maturity Date: March 13, 2009

Coupon: Three-Month LIBOR + .06%

Interest Reset and Payment Dates:	March 13, June 13, September 13 and December 13 of each year, commencing June 13, 2006

Record Dates: 15th calendar day preceding the interest payment date

Redemption Provisions: None

Other Provisions: None

Title of Securities: 5.40% Senior Notes due 2016

Aggregate Principal Amount of Securities: $400 million

Maturity Date: March 15, 2016

Interest Rate: 5.40%

Interest Payment Dates: March 15 and September 15, commencing September 15, 2006

Record Dates: March 11 and September 11

Redemption Provisions:	Make Whole Call at T+15
Optional Redemption; Optional Tax Redemption

Other Provisions: Further Issues

Title of Securities: 5.70% Senior Notes due 2036

Aggregate Principal Amount of Securities: $550 million

Maturity Date: March 15, 2036

Interest Rate: 5.70%

Interest Payment Dates: March 15 and September 15, commencing September 15, 2006

Record Dates: March 11 and September 11

Redemption Provisions:	Make Whole Call at T+15
Optional Redemption; Optional Tax Redemption

Other Provisions: Further Issues

Schedule 3

Time of Sale Information

Preliminary Prospectus dated March 9, 2006

Issuer Free Writing Prospectus dated March 9, 2006

Schedule 4

Honeywell International Inc.

Pricing Term Sheet
Fixed Rate Note

Issuer:	Honeywell International Inc.
Security Type:	SEC Registered
Principal Amount:	$_________
Coupon:	____%
Stated Maturity Date:	March __, 20__
Issue Price:	____% of face amount
Yield to Maturity:	____%
US Treasury Benchmark:	_____
US Treasury Yield:	______ _____%
Spread to US Treasury:	____%
Trade Date:	March 9, 2006
Original Issue/Settlement Date:	March 14, 2006
Interest Payment Dates:	March __ and September __, commencing September __, 2006
Make Whole Call:	T+ _______
Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC
Senior Co-Managers:
Co-Managers:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or UBS Securities LLC toll free at 1-800-722-9555 ext. 1088.

Honeywell International Inc.

Pricing Term Sheet
Floating Rate Note

Issuer:	Honeywell International Inc.
Security Type:	SEC Registered
Principal Amount:	$_________
Coupon:	Three-Month LIBOR + ____%
Stated Maturity Date:	March __, 20__
Issue Price:	____% of face amount
Trade Date:	March 9, 2006
Original Issue/Settlement Date:	March 14, 2006
Interest Reset and Payment Dates:	March __, June __, September __ and December __, commencing June __, 2006
Initial Interest Rate:	Three-Month LIBOR + ____%, to be determined on the _______ LIBOR Business Day prior to the Original Issue Date
Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC
Senior Co-Managers:
Co-Managers:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or UBS Securities LLC toll free at 1-800-722-9555 ext. 1088.

Schedule 5

Significant Subsidiaries of the Company

Honeywell Electronic Materials Inc.
Honeywell HomeMed L.L.C.
Honeywell Nylon L.L.C.
Honeywell Technology Solutions Inc.
Honeywell Intellectual Properties Inc.
Honeywell Specialty Materials, L.L.C.
Grimes Aerospace Company
Prestone Products Corporation

Schedule 6

Information Provided by the Underwriters to the Company

          (a)     the information in the last full paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Securities;

          (b)     the information in the second paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning the offering price and selling terms;

          (c)     the third sentence in the sixth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning market making; and

          (d)     the information in the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization and other transactions.